Exhibit 99.1

Steel Connect, Inc. Announces Reverse/Forward Stock Split

NEW YORK, NY—June 7, 2022—Steel Connect, Inc. (Nasdaq: STCN), a Delaware corporation and holding company (the “Company” or “Steel Connect”), announced today that it will effect a 1-for-3,500 reverse stock split (“Reverse Stock Split”) of its common stock, par value $0.01 per share (the “Company Common Stock”), followed immediately by a 375-for-1 forward stock split of the Company Common Stock (the “Forward Stock Split,” and, together with the Reverse Stock Split, the “Reverse/Forward Stock Split”). The Company Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “STCN” and will begin trading on a split-adjusted basis when the market opens on June 22, 2023. The new CUSIP number for the Common Stock following the Reverse/Forward Stock Split will be 858098205.

At the Company’s Special Meeting of Stockholders held on June 6, 2023, the Company’s stockholders approved the proposal to authorize the Reverse/Forward Stock Split. On June 21, 2023, the Company will file a certificate of amendment to its restated certificate of incorporation to effect the Reverse Stock Split, followed immediately followed by the filing of a certificate of amendment to its restated certificate of incorporation to effect the Forward Stock Split.

No fractional shares will be issued in connection with the Reverse/Forward Stock Split. Instead, the Company will pay cash (without interest) to any stockholder who would be entitled to receive a fractional share as a result of the Reverse/Forward Stock Split. Stockholders who hold fewer than 3,500 shares immediately prior to the Reverse Stock Split will be paid in cash (without interest) an amount equal to such number of shares of Company Common Stock held multiplied by the average of the closing sales prices of the Company Common Stock on Nasdaq for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split. Any remaining stockholders who would have been entitled to receive fractions of a share as a result of the Reverse/Forward Stock Split will be paid in cash (without interest) an amount equal to such fractions multiplied by the average of the closing sales prices of the Company Common Stock on Nasdaq for the five consecutive trading days immediately preceding the effective date of the Reverse/Forward Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse/Forward Stock Split).

The number of shares of authorized Company Common Stock will not change as a result of the Reverse/Forward Stock Split; however, the number of shares of outstanding Company Common Stock will decrease as a result of the Reverse/Forward Stock Split. On a net basis, the Reverse/Forward Stock Split results in an approximate 1-for-9.333 reverse stock split.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, will serve as exchange and paying agent for the Reverse/Forward Stock Split. Registered stockholders holding pre-split shares of the Company Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse/Forward Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse/Forward Stock Split.

About Steel Connect, Inc.

Steel Connect, Inc. is a holding company with a wholly owned subsidiary, ModusLink Corporation, which serves the supply chain management markets.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of the Company concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts

Jennifer Golembeske

212-520-2300